                                                                    Exhibit 10.1

                                   L E A S E
                                   ---------

          THIS INDENTURE OF LEASE ("Lease") made and entered into this 29th day of May, 1998, by and between T.K.J. ASSOCIATES, L.L.C., a Connecticut limited
                              -------------------------
liability company having an address at 101 Mapleview Road, Wallingford, Connecticut 06492, hereinafter referred to as Landlord; and CURAGEN
                                                             -------
CORPORATION, a Delaware corporation having an office at 322 East Main Street, Branford, Connecticut 06405, hereinafter referred to as Tenant.

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Landlord, as successor in interest to Branford Office Venture and Tenant are parties to that certain lease dated February 11, 1993 (the "Original Lease"), pursuant to which Original Lease Tenant is leasing the northern one-half of the space (the "Original Space") on the second floor of Landlord's building located at 322 East Main Street, Branford, Connecticut (the "Building"), as shown on Exhibit A attached to this Lease; and
                         ---------

          WHEREAS, the current term of the Original Lease including all options to renew expires on May 31, 1999, and Landlord has agreed to lease the Original Space to Tenant for an additional one-year period, from June 1, 1999 to and including May 31, 2000; and

          WHEREAS, Landlord and Tenant desire that the terms and provisions of this Lease shall hereafter apply to and govern the lease of the Original Space and replace and supersede the Original Lease, as of the date hereof; and

          WHEREAS, in addition to the Original Space, Tenant has requested that Landlord lease additional space to Tenant (the "New Space"), and Landlord has agreed to lease such space to Tenant, in accordance with and upon the terms and conditions contained herein; and

          WHEREAS, Tenant and Landlord intend that the terms and provisions contained herein shall hereafter govern and apply to the leasing of the Original Space and the New Space.

          NOW, THEREFORE, the parties hereto, and for their successors and assigns, hereby covenant and agree as follows:

          1.  Original Lease.  Landlord and Tenant hereby agree that the terms
              --------------
and provisions of this Lease replace and supersede the terms and provisions of the Original Lease, that the lease of Original Space is and shall continue to be governed by this Lease from this day forward and the Original Lease is hereby canceled in its entirety. Notwithstanding the foregoing, each party shall continue to remain liable for all payments past due and the performance of any obligations remaining unperformed under the Original Lease as of the date of this Lease.

          2.  Leased Premises.   In consideration of the rent and covenants
              ---------------
herein reserved and contained on the part of the Tenant to be paid, performed and observed, the Landlord does hereby lease, demise, and let unto the Tenant and the Tenant does hereby hire from the Landlord upon the terms, provisions, covenants and conditions hereinafter set forth: (a) approximately 8,000 square feet of space on the second (2nd) floor of the Building, as more particularly depicted on Exhibit A attached hereto (the "Second Floor Space"); and (b)
            ---------
approximately 16,000 square feet of space on the first (1st) floor of the Building, as more particularly depicted on Exhibit B attached hereto (the "First
                                           ---------
Floor Space"); and (c) the Original Space.

          It is the intention of the parties that the Tenant shall lease the entire first and second floors of the Building, which constitute the New Space and the Original Space together.

          3.  Length of Term.  The term of this Lease shall commence on the date
              --------------
hereof and continue until May 31, 2000, both inclusive, unless sooner terminated or renewed as hereinafter provided.

          4.  Option to Renew.  Tenant shall have the option, by giving written
              ---------------
notice to Landlord at least six (6) months prior to the expiration of the original term and any renewal term of this Lease, to renew this Lease for three
(3) additional terms of two (2) years each. The Lease may be renewed for any or all of the four (4) one-half floor sections, but not less than such one-half floor sections, of the First Floor Space and/or Second Floor Space provided,
                                                                   --------
however, that if the Tenant chooses to renew this Lease for only two (2) of such
-------
one-half floor sections, such renewal shall only be for the entire First Floor Space or the entire Second Floor Space. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall not have the right to renew any term of this Lease if Tenant shall be in default under any provision of this Lease as of the date on which Tenant delivers the notice of its intention to renew or the expiration date of any term of this Lease. If Tenant does not exercise an option with respect to any portion of the leased premises all future options for that portion of space shall expire.

          5.  Rent. Initial Term.
              ------------------

          A.  First Floor Space and Second Floor Space.   The total rent payable
              ----------------------------------------
during the first year of the original term hereof, for the First Floor Space and Second Floor Space, excluding the Original Space, shall be Two Hundred Twenty Five Thousand ($225,000.00) Dollars, payable in eight (8) equal monthly installments in the amount of Twenty Eight Thousand One Hundred Twenty Five ($28,125.00) Dollars per month, said rent to be paid in advance without demand on the first day of the month commencing October 1, 1998 and continuing to and including May 1, 1999. The annual rent payable during the second year of the original term hereof, for the First Floor Space and Second Floor Space, shall be Three Hundred Thirty Seven Thousand Five Hundred ($337,500.00) Dollars payable in equal monthly installments of Twenty Eight Thousand One Hundred Twenty Five ($28,125.00) Dollars per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing June 1, 1999 and continuing to and including May 1, 2000.

          It is hereby agreed that Tenant shall have occupancy of the New Space commencing on the date hereof notwithstanding the fact that Tenant's rental payments for the lease of the New Space shall not commence until October 1, 1998, it being intended that Tenant shall build-out, at its own cost and expense, the New Space during such period. Tenant agrees to provide Landlord with evidence of all insurances required herein prior to such occupancy, and agrees that all other terms and provisions of this Lease shall apply to and govern Tenant's occupancy of the New Space from and after the date hereof. Tenant shall be obligated to pay for all utilities for the Original Space and the New Space commencing on the date of this Lease at the times and in the manner provided herein.

          B.  Original Space.  The total rent payable during the first fourteen
              --------------
months of the original term hereof, April 1, 1998 through May 31, 1999 inclusive, for the Original Space shall be One Hundred Seventeen Thousand Seven Hundred Thirty Three and 56/100 Dollars ($117,733.56) payable in equal monthly installments in the amount of Eight Thousand Four Hundred Nine and 54/100 ($8,409.54) Dollars per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing April 1, 1998 and continuing to and including May 1, 1999. The annual rent payable during the second year of the original term hereof for the Original Space shall be One Hundred Twelve Thousand Five Hundred ($112,500.00) Dollars payable in equal monthly installments of Nine Thousand Three Hundred Seventy Five ($9,375.00) Dollars per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing June 1, 1999 and continuing to and including May 1, 2000.

          6.  Rent Adjustments;  Renewal Terms.  (a)  In the event the Tenant
              --------------------------------
exercises its option to renew this Lease, the annual rent payable for the Original Space and the New Space during the period June 1, 2000 through May 31, 2002, shall be computed by the Landlord and shall be equal to One Hundred Twelve Thousand Five Hundred ($112,500.00) Dollars for each one-half floor section for which Tenant exercises its option plus a percentage thereof, which shall be equal to the percentage increase in the Consumer Price Index for All Urban Consumer - All Items (CPI-U) as published by the Bureau of Labor Statistics of the United States Department of Labor for the period June 1, 1998 through May 31, 2000.

          In the event the Tenant exercises its option to renew for the period June 1, 2002 through May 31, 2004, and for the period June 1, 2004 through May 31, 2006, rent shall be computed for each such period by the Landlord and shall be equal to the annual rent in effect for that portion of space for which Tenant exercises its option for the previous two (2) lease years (each party agrees that each twelve (12) month period from June 1 through May 31 of each year shall be a "lease year" under the terms of this Lease) plus a percentage of the annual rent in effect for such space for the previous two (2) lease years. The percentage increase shall be equal to the percentage increase in the "Consumer Price Index for All Urban Consumers - All Items (CPI-U)" as published by the Bureau of Labor Statistics of the United States Department of Labor occurring during the previous two (2) lease years.

          (b) Notwithstanding the foregoing provisions of this paragraph 6, the percentage increase for any two (2) year period shall neither exceed four and one-half (4.5%) percent nor be less than three (3.0%) percent.

          (c) The Landlord shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give the Tenant notice of any increase so determined, and the Landlord's computation shall be conclusive and binding but shall not preclude any adjustment which may be required in the event of a published amendment of the index figures upon which the computation was based or an error in computation. Any adjustments in the rental payments which may be delayed due to unavailability of the CPI-U figures shall be due and payable retroactive to the first day of the lease year period in question within ten (10) days after notice from the Landlord to the Tenant.

          (d) If publication of the CPI-U shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living as they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties hereto or, if the parties cannot agree upon a selection, by arbitration in accordance with the rules of the American Arbitration Association then in effect. In the event of (1) the use of comparable statistics in place of the Revised CPI-U as above-mentioned, or (2) publication of the Index figure at other than monthly intervals, there shall be made in the method of computation herein provided for, such revisions as the circumstances may require to carry out the intent of this Article, and any dispute between the parties as to the making of such adjustment shall be determined by arbitration as stated above.

          (e) All rental payments are to be paid in equal monthly payments in advance without demand on the first day of the month during the renewal term or terms of this Lease. All other terms and conditions of this Lease shall remain as set forth herein during the renewal term or terms.

          7.  Quiet Enjoyment.  The Landlord covenants with the Tenant that it
              ---------------
has good right to lease said premises and that it will suffer and permit the Tenant (it keeping all of the covenants on its part as herein contained) to occupy, possess and quietly enjoy said premises during the term hereof, without hindrance from Landlord or any person claiming by, from or under it, subject, nevertheless, to the terms of this Lease and any mortgage, ground lease or agreements to which this Lease is subordinated.

          8.  Tenant's Covenants.  The Tenant covenants with the Landlord to
              ------------------
hire said leased premises and to pay rent and all other charges and payments to be made herein, and to keep all of its covenants as contained herein, that it will commit no waste, nor suffer the same to be committed thereon. Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officers pursuant to law.
Notwithstanding any provision to the contrary herein, Tenant shall not be liable to Landlord for any violation of any environmental law or regulation that is determined to have been caused directly or indirectly by any person or entity other than Tenant and its employees, agents, contractors, licensees, successors and assigns.

          9.  No Representations.  The Tenant accepts the building improvements
              ------------------
and personalty on the leased premises in their present state and without any representation or warranty by the Landlord or its agents as to the condition of such property or as to the use which may be made thereof. The Landlord shall not be responsible for any latent defect or change of condition in such building improvements and personalty and the rent hereunder shall in no case be withheld or diminished on account of any defect in such property or in the change of the condition thereof, any damage occurring thereto or the existence with respect thereto of any violations of the laws or regulations of any governmental authority.

          10. Alterations.  Tenant shall make no changes in or to the leased
              -----------
premises of any nature without Landlord's prior written consent, which consent shall not unreasonably be withheld or delayed. Notwithstanding the foregoing sentence, Tenant may make alterations or improvements to the leased premises which do not exceed the sum of $5,000.00 in cost (materials and labor), so long as such alterations and improvements are interior and non-structural, and are commensurate and compatible with the architecture, design, style and of the same quality of material and construction, as the other portions of the leased premises and the Building. Tenant shall provide Landlord, upon its request, final and complete drawings and specifications as may be necessary to obtain required building permits for all work to be done in connection with any build-out of the leased premises and any alterations made by the Tenant. Landlord shall approve or disapprove Tenant's plans within a reasonable time thereafter. In the event Landlord disapproves Tenant's plans, Landlord shall set forth the reasons therefor. Any revised plans shall correct any deficiencies and conform to any objections set forth by Landlord. It is specifically agreed herein that, in the event that any utility services, facilities, equipment, electrical lines or duct-work need to be altered in any respect in the course of Tenant's build-out of the leased premises, all costs and expenses of the same shall be paid by Tenant.

          Upon receipt of Landlord's written consent, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the leased premises by using contractors and mechanics first approved by Landlord. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic's lien is filed against the leased premises or the

Building for work claimed to have been done for, or materials furnished to, Tenant, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, or by the filing of a bond required by law. Unless otherwise agreed by Landlord in writing prior to installation, all fixtures, paneling, partitions and like installations, installed in the leased premises at any time, either by Tenant or by Landlord in Tenant's behalf, shall, upon installation become the property of Landlord and shall remain upon and be surrendered with the leased premises unless Landlord, by notice to Tenant no later than sixty (60) days prior to the date fixed as the termination of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the Lease, at Tenant's expense. All property permitted or required to be removed by Tenant at the end of the term remaining in the leased premises after Tenant's removal, shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the premises by Landlord at Tenant's expense.

          11. Damage, Injury. Insurance.  (a)  Tenant shall indemnify and save
              -------------------------
harmless Landlord from and against any and all liability, damage, penalties or judgments arising from injury to person or property sustained by anyone in and about the leased premises resulting from any act or acts or omission or omissions of Tenant, or Tenant's officers, agents, servants, employees, contractors, or sublessees. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against Landlord or in which Landlord may be impleaded with others upon any such above-mentioned matter, claim or claims.

          (b) The Landlord shall not be liable for any damage or injury to the leased premises, or to any property of the Tenant of any other person thereon, from water, rain, snow, ice, sewerage, steam, gas or electricity which may leak into or issue or flow from any part of the Building of which the leased premises are a part, or from the bursting, breaking, obstruction, leaking or any defect of any of the pipes or plumbing, appliances or from electric wiring or other fixtures in the Building, or from the condition of the premises or Building or any part thereof, from the street or subsurface.

          (c) Tenant shall provide at its expense, and keep in force during the term of this lease, general liability insurance in a good and solvent insurance company or companies licensed to do business in the State of Connecticut, selected by Tenant, and reasonably satisfactory to the Landlord, in the amount of at least One Million ($1,000,000.00) Dollars combined single limit in respect to any one occurrence with respect to injury or death to any one or more than one person and One Million ($1,000,000.00) Dollars with respect to damages to property. Such policy or policies shall include Landlord and any mortgagee named by Landlord as assureds. Tenant agrees to deliver certificates of such insurance to Landlord prior to the beginning of the term of this Lease and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall be noncancellable without ten (10) days' written notice to Landlord, and to each such mortgagee.

          (d) If by reason of any act or omission or negligence on the part of Tenant or any employee or agent of Tenant, whether or not Landlord has consented to the same, the rate of fire or other property insurance of Landlord or of any other Tenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord, and all such other Tenants, on demand, for that part of the premiums for such insurance paid by Landlord or such other Tenants, because of such act or omission or negligence on the part of Tenant or any employee or agent of Tenant. Tenant shall also pay any increase in premiums on any rent insurance carried by Landlord for its protection against rent loss and fire or other casualty if such increase shall result from any of the foregoing events.

          (e) All insurance policies carried by Tenant covering the leased premises, as required herein, shall expressly waive any right on the part of the insurer or the insured against the Landlord, except as otherwise specifically provided herein.

          12. Assignment and Subletting.  Tenant, for itself, its successors
              -------------------------
and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet, or suffer or permit the leased premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. Any merger or consolidation of Tenant or the transfer of more than fifty (50%) percent of the stock of Tenant shall be deemed an assignment. Notwithstanding the foregoing sentence, any trading of Tenant's stock on a nationally-recognized security exchange will not be deemed an assignment. If this Lease be assigned, or if the leased premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding the foregoing, Tenant shall be permitted to sublet the leased premises provided that:

          (i) Tenant submits to Landlord the name and address of the proposed subtenant;

          (ii) Tenant delivers to Landlord a term sheet containing the material business terms of the proposed sublease and a copy of any sublease which is executed;

          (iii) The character of the proposed subtenant is reasonably satisfactory to Landlord and shall not in Landlord's opinion, adversely affect the Building or Landlord's financial interest therein;

          (iv) Tenant delivers to Landlord banking, financial and other credit information relating to the proposed subtenant and such information is reasonably satisfactory to Landlord; and

          (v) The sublease expressly provides that it is subject and subordinate to this Lease.

          The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Notwithstanding any provision to the contrary in this paragraph 12, Landlord shall not unreasonably withhold or delay its consent to any assignment of this Lease provided that the conditions set forth in this paragraph 12 have been satisfied. Any rentals and other consideration paid or payable to Tenant by any subtenant or assignee in excess of the rentals and other payments due under this Lease from Tenant to Landlord shall be paid by Tenant as and when received by Tenant to Landlord in addition to the rental and other payments otherwise due hereunder.

          13.  Condemnation. It is expressly agreed that if the entire leased
               ------------
premises shall be taken by public or quasi-public authority under the power of eminent domain or condemnation, this Lease shall terminate on the date of such taking and the rights of the Tenant shall forthwith cease, with rent to be apportioned as of the date of such taking. No part of any award for such taking shall belong to Tenant. If any part of the leased premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant, then this Lease and the term herein shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the leased premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the rent shall be reduced in the same proportion that the floor area of the leased premises taken bears to the original floor area demised and Landlord shall, upon receipt of the award in condemnation, make all necessary repair or alterations to the Building in which the leased premises are located, but such work shall not exceed the scope of the work done in the original construction of said Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by the Landlord as damages for part of the leased premises so taken. "Amount received by the Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees for the value of the diminished fee. Notwithstanding the foregoing, if more than twenty (20%) percent of the floor area of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease, such termination to be effective as aforesaid. If this Lease is terminated as provided in this paragraph, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance. In no event shall Tenant be entitled to, and Tenant expressly waives hereby, all claims to any condemnation award for any taking, whether whole or partial, and whether for diminution in value of the leasehold or to the fee although, Tenant shall have the right, to claim from the condemnor, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damage to Tenant's business, relocation costs and fixtures.

          14.  Maintenance.   Tenant shall, throughout the term of this Lease,
               -----------
take good care of the leased premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the leased premises or any other part of the Building and the systems and equipment thereof, whether requiring structural or non-structural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the Building and the leased premises caused by the moving of Tenant's fixtures, furniture and equipment. Landlord shall maintain in good working order and repair the exterior and the structural portions of the Building, including the structural portions of the leased premises, and the public portions of the Building interior and the Building plumbing and electrical systems located outside of but serving the leased premises. Landlord shall maintain in good working order and repair the heating, air-conditioning and ventilating systems within the Building and located within the leased premises. Tenant shall maintain in good working order and repair those portions of utility systems, including but not limited to, plumbing, electrical and lighting systems (including the purchase and replacement of light bulbs), located within the leased premises. Tenant agrees to give prompt notice of any defective condition in the leased premises for which Landlord may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building or the leased premises or in and to the fixtures, appurtenances or equipment thereof, provided Landlord is prosecuting such repairs, alterations, additions or improvements with reasonable diligence. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the leased premises, broom-clean, and in good order and condition, ordinary wear excepted, and Tenant shall remove all of its property.

          15.  Destruction.  (a) If the leased premises or any part thereof
               -----------
shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. (b) If the leased premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the leased premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the leased premises are rendered wholly unusable or (whether or not the leased premises are damaged in whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than sixty
(60) days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability of rent shall resume five (5) days after written notice from Landlord that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair and damage thereto or replace the same.

          16.  Subordination and Non-Disturbance.  This Lease is subject and
               ---------------------------------
subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the leased premises are a part, provided that the holder thereof agrees to recognize Tenant's rights under this Lease and not to disturb Tenant's possession of the leased premises as long as Tenant is not in default of its obligations under this Lease. This clause shall be self-operative and no further instrument shall be required by any ground or underlying lessor or by any mortgagee affecting any lease or the real property of which the leased premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request in writing.

          17.  Attornment.  Tenant shall in the event of the sale or assignment
               ----------
of the Landlord's interest in the Building, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Building, attorn to the purchaser and recognize such purchaser as Landlord under this Lease, provided the purchaser agrees to recognize Tenant's rights under this Lease and not to disturb Tenant's possession of the leased premises as long as Tenant is not in default of its obligations under this Lease.

          18.  Use of Premises.  Tenant shall use and occupy the leased premises
               ---------------
as a biopharmaceutical research laboratory and offices, and for no other purpose. Tenant shall not bring any animal onto or within the leased premises for research or other purposes.

          19.  Signs.  The Tenant further covenants and agrees with the Landlord
               -----
not to place, or permit to be placed, any signs, advertising display material, antennas or mechanical devices or any other items on the exterior of the building, sidewalk, common areas or property adjoining said leased premises in which said leased premises are located, except as permitted in writing by the Landlord, or as currently maintained thereon.

          20.  Default; Remedies.
               -----------------

               A. If Tenant defaults in fulfilling any of the covenants of this Lease, other than the covenants for the payment of rent, or in making any other payment herein provided, or if the leased premises become vacant or deserted, or if the leased premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees, or invitees, then, in any one or more of such events, upon Landlord serving a written ten (10) business days' notice upon Tenant specifying the nature of said default, and upon the expiration of said ten (10) business days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said ten (10) business day period, and if Tenant shall not have diligently commenced curing such default within such ten (10) business day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, Landlord may serve a written three (3) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such three (3) day period were the date herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the leased premises to Landlord, but Tenant shall remain liable as hereinafter provided.

               B. If the notice provided for in paragraph A hereof shall have been given, and the term shall expire as aforesaid; or (1) if Tenant shall fail to make any payment of the rent reserved herein or in making any other payment herein provided within fifteen (15) days of the date due on three (3) or more occasions during any lease year; or (2) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the leased premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or (3) if Tenant shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization of or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors then, and in any of such events, Landlord may, upon five (5) days written notice to Tenant, have the option to terminate this Lease, re-enter the leased premises either by force or otherwise, and dispossess Tenant and the legal representative of Tenant or other occupant of the leased premises, by summary proceedings or otherwise, and remove their effects and hold the leased premises as if this Lease had not been made, but Tenant shall remain liable hereunder as hereinafter provided, and Tenant hereby waives any required notice to quit. If Tenant shall make default hereunder prior to a date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice, but Tenant shall remain liable as hereinafter provided.

          C. In the case of any such default, re-entry , expiration, and/or dispossess by summary proceedings or otherwise, (a) the fixed rent and all other payments shall become due thereupon and be paid to the time of such re-entry, dispossess, and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorney's fees, brokerage, and/or putting the leased premises in good order, or for preparing the same for re-rental; (b) Landlord may relet the leased premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and may grant concessions or free rent; and\or (c) Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between rent and additional rents hereby reserved and/or covenants to be paid and the net amount, if any, of the rents collected or to be collected on account of the lease or leases of the leased premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. Landlord shall use commercially reasonable efforts to relet the leased premises; provided, however, the failure of Landlord to relet the leased premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such damages, there shall be added to the said deficiency such expenses as Landlord may incur in connection with reletting, such as legal expenses, attorneys' fees, brokerage, and expenses for keeping the leased premises in good order or for preparing the same for reletting. Any such damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease, and any suit brought to collect the amount of the deficiency for any month or months shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In lieu thereof, Landlord may immediately accelerate such deficiency for the entire balance of the term. Landlord at Landlord's option, may make such alterations, repairs, replacements, and/or decorations in the leased premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of reletting the leased premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the leased premises, or in the event that the leased premises are relet, for failure to collect the rent thereof under such reletting. Any such action may be an action for the full amount of all rents and damages suffered or to be suffered by Landlord. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings, and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity. The foregoing remedies and rights of Landlord are cumulative. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the leased premises by reason of the violation by Tenant of the covenants and conditions of this Lease, or otherwise.

          21.  Costs of Enforcement.  Tenant covenants that in the event the
               --------------------
Landlord is required to employ an attorney in order to enforce any provision of this Lease, the Tenant shall pay reasonable attorneys' fees and all other costs of collection.

          22.  Cleaning, Maintenance and Refuse.  The Landlord will provide all
               --------------------------------
exterior maintenance, including, but not limited to, the cutting of the grass and maintenance of other landscaping, snow plowing, and removal from adjacent sidewalks; and in addition thereto, provide cleaning service and maintenance for all halls and lavatories not a part of the leased premises and exterior stairways. Tenant shall be responsible for cleaning and maintenance of the leased premises at Tenant's expense, except that Landlord shall be and remain responsible for cleaning and maintenance of approximately 1,500 square feet of space located within the Original Space to and including May 31, 1999. Tenant shall, at its own expense, keep and maintain refuse dumpsters of a kind approved or specified by Landlord, in the area specified by Landlord, and prepare same for collection in the manner and at the times specified by Landlord.

          23.  No Recording.  Notice of Lease.  Tenant covenants that in the
               ------------------------------
event this Lease is recorded upon the Land Records of the Town of Branford by Tenant, it shall become null and void at the option of the Landlord. The parties agree to execute and Tenant agrees to record, at its sole cost and expense, a Notice of Lease setting forth the terms of this Lease.

          24.  Utilities; Security.    Tenant agrees to make its own
               -------------------
arrangements with the public utility company servicing the leased premises for the furnishing of electricity, telephone and all other utilities (except natural gas service) used or consumed by Tenant in the leased premises (and specifically including the New Space), and for the installation of meters therefore. Except as provided in paragraph 34 of this Lease, Landlord shall not be responsible for charges for electricity, telephone or any other utilities used or consumed in the leased premises by Tenant, all of which charges shall promptly be paid by Tenant, when due, to the applicable utility or vendor. All meters at the leased premises for the purposes of measuring Tenant's consumption of the respective utility shall be maintained by Tenant, at Tenant's sole cost and expense, in good order and condition. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the leased premises. Interruption or curtailment of such services shall not constitute a constructive or partial eviction nor entitle Tenant to any compensation or abatement of rent. With respect to water consumption (and to any other utility which cannot, notwithstanding Tenant's best efforts, be separately metered), Tenant agrees to pay to Landlord, within thirty (30) days following submission to Tenant by Landlord of a bill therefore, Tenant's proportionate share of the total amount of such bill. As used herein, "Tenant's proportionate share" shall mean the ratio of the gross floor area of the leased premises to the gross leasable area of the Building, which is hereby agreed to be 49,816 square feet. In addition to the foregoing water charges, Tenant shall remain obligated to pay all water charges that pertain to water provided to Tenant which is separately metered. At its option, Tenant may, at its own cost and expense, make the necessary connections into Landlord's generator in order to provide for service to Tenant's Original Space, provided, however, that such generator has the
                            --------  -------
requisite capacity to provide such service, and further, provided that Tenant
                                                -------  --------
indemnifies Landlord for any damages to such generator and any loss of use resulting from Tenant's efforts to connect to, and Tenant's use of, such generator. Tenant shall give Landlord prior notice of its determination to use the generator and inform Landlord of the date(s) of anticipated connection thereto. Landlord shall maintain the generator and shall be responsible for all costs therefor and for fueling and operation of such generator.

          25.  Notice.  Any and all notices, acceptances or any other
               ------
communication provided for herein shall be given in writing by registered or certified mail which shall be addressed as set forth below. Each such notice shall be deemed given at the time it is mailed in any post office or branch post office regularly maintained by the United States Government.

  Landlord's Address  -  101 Mapleview Road, Wallingford, Connecticut 06492
         with a copy to: Anthony J. Fazzone, Esquire
                         One Town Center
                         Cheshire, Connecticut 06410

  Tenant's Address   -   322 East Main Street, Branford, Connecticut 06405

          26.  Landlord's Access to Premises.  Landlord shall have the right to
               -----------------------------
enter upon the leased premises at all reasonable hours for the purpose of inspecting or of making repairs to the same, or exhibiting the same to prospective purchasers or mortgagees of the Building. Except in cases of emergency, Landlord shall make reasonable efforts to contact Tenant and provide Tenant the opportunity to accompany Landlord in its entry upon the leased premises. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same within thirty
(30) days after such demand, or within such longer time as is reasonably required under the circumstances, Landlord may (but shall not be required so to
do) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that it will forthwith, on demand, pay to Landlord the reasonable cost thereof as additional rent within the next month's rent, and if it shall default in such payment, Landlord shall have the same remedy for the non-payment thereof that as for the non-payment of rent as herein provided. For a period commencing six (6) months prior to the
termination of this Lease or any renewal term hereof.   Landlord may have
reasonable access to the leased premises for the purpose of exhibiting the same to prospective tenants.

          27.  Rules and Regulations.  Tenant, its servants, employees, agents,
               ---------------------
visitors and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or its agents may from time to time adopt. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. A copy of the current Rules and Regulations with which Tenant shall comply are attached to this Lease as Exhibit C.
---------

          28.  No Broker.  Tenant and Landlord each warrants and represents to
               ---------
the other that neither party has dealt with any real estate broker, salesperson or finder in connection with this Lease, and each agrees to indemnify and hold the other harmless from and against any and all claims, suits, liabilities and expenses (including, without limitation, attorneys' fees and disbursements) incurred by either party as a result of the foregoing warranty and representation of the other failing to be true.

          29.  Exculpatory Clause.  Tenant shall look only to Landlord's estate
               ------------------
and property in the Building and the land on which the Building is located for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any principals, shareholders or partners in the same shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the leased premises. The limitation on Tenant's right to look only to Landlord's estate and property in the Building for satisfaction of remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Tenant in the event of any default by Landlord hereunder shall not limit in any way Tenant's right to specifically enforce any provision of this Lease.

          30.  Licenses and Permits.  Tenant will apply for, comply with and
               --------------------
maintain all licenses and permits necessary of the operation of Tenants's business in the leased premises, including any environmental, health and safety permits required because of the nature of Tenant's business.

          31.  Additional Use Limitations. Tenant hereby agrees not to: (a)
               --------------------------
overload the floor; (b) in its use of electric current, exceed the capacity of the existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building; (c) use the leased premises in a manner that causes or in Landlord's reasonable opinion would likely cause physical damage to the Building, or any part thereof; (d) use the leased premises in a manner that impairs or unreasonably interferes with any Building services or any machinery or equipment used in connection with operating and maintaining the Building or unreasonably interferes with, annoys or inconveniences Landlord or other tenants of the Building.

          32.  Interest.  In every case in which Tenant is required by the terms
               --------
of this Lease to pay to Landlord a sum of money and payment is not made with ten
(10) days after the same shall become due, interest shall be payable on such sum or so much thereof as shall be unpaid from the date it first became due until it is paid. Such interest shall be at an annual rate (the "Interest Rate") which shall be two (2) percentage points higher than the Prime Lending Rate (as hereinafter defined), but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of Connecticut. The term, "Prime Lending Rate" shall mean the rate announced from time to time by Citibank, N.A., its successors and assigns, at its main office in New York, New York as its prime rate; or if such bank shall not exist, the rate announced by such other commercial bank in New York City as shall be designated by Landlord as its prime rate.

          33.  Parking.  Tenant and Tenant's employees shall park their cars
               -------
only in those portions of the parking areas designated for employee parking by Landlord. Landlord shall provide Tenant with sixty (60) unreserved parking spaces.

          34.  Air-Conditioning and Heating.  Landlord shall maintain all
               ----------------------------
heating and air-conditioning apparatus servicing the Building and the leased premises at its own cost and expense and cause heat and air-conditioning service to be made available to Tenant on a continuous basis throughout the respective heating and air-conditioning seasons. Landlord shall pay to Tenant the actual cost of 16,000 kilowatt hours billed by the electric utility company for the months of June, July, August and September of each year during the term of this Lease. Tenant shall provide Landlord with a copy of electrical bills for the months of June, July, August and September and Landlord shall pay to Tenant the amount due within ten (10) days of Landlords' receipt thereof. Tenant shall pay as additional rent Landlord's actual yearly cost for the amount of natural gas that exceeds 17,344 ccf of natural gas used in the operation of the Building for each calendar year. Landlord shall provide Tenant with copies of billing statements from the natural gas utility company for each calendar year of the term of this Lease and Tenant shall make payment therefor to Landlord within ten
(10) days of Tenant's receipt thereof.

Notwithstanding any provision to the contrary contained in this Lease, and except for the provisions contained in the next sentence following this sentence, in the event that the conduct of Tenant's business requires any upgrade in capacity to, or any alteration, renovation or improvement to the heating, air-conditioning system or other utility or utility system (as used in this paragraph 34, collectively, "utility system"), Tenant shall be responsible for all costs of materials and labor incurred in connection with any such upgrade, alteration or improvement undertaken. In the event any building or fire code provision or ordinance in effect at the time Tenant makes any such upgrade, alteration, renovation or improvement to any utility system, requires that additional measures be taken with respect to any utility system in the condition in which it exists on the date of this Lease (provided the same has not been previously altered by Tenant) in order to maintain compliance with such building or fire code provision or ordinance, and any municipal or governmental official determines that such additional measures are necessary and requires that such measures be taken, Tenant shall give Landlord notice and evidence of such determination and requirement and Landlord shall make, cause to be made, or pay to Tenant the reasonable costs of labor and materials for, such upgrade, alteration, renovation or improvement to such utility system in order to maintain compliance with such building or fire code or ordinance then in effect.

          35.  Remedies Cumulative.  All rights and remedies of Landlord herein
               -------------------
created or remedies otherwise existing at law or equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to be exercised of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as Landlord deems desirable. The failure of Landlord to insist upon strict performance by Tenant of any of the covenants, conditions and agreements of this Lease shall not be deemed a waiver of any of Landlord's rights or remedies and shall not be deemed a waiver of any of said rights or remedies concerning any subsequent or continuing breach or default by Tenant of any of the covenants, conditions and agreements of this Lease. No surrender of the leased premises shall be effected by Landlord's acceptance of rental or by any other means whatsoever unless the same be evidenced by Landlord's written acceptance of such as a surrender.

          36.  Provisions Severable.  If any term or provision of this Lease or
               --------------------
the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          37.  Lease Not Binding Unless Executed.  Submission by Landlord of the
               ---------------------------------
within Lease for execution by Tenant, shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

          38.  Entire Agreement.  This Lease and the Exhibits attached set forth
               ----------------
the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties. If any provision contained in any exhibit or rider is inconsistent with the printed provisions of this Lease, the provision contained in said exhibit or rider shall supersede said printed provision.

          39.  Estoppel Certificates.  Tenant shall, upon at least ten (10) days
               ---------------------
prior written request by Landlord, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease; (2) expressing the commencement and termination dates thereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord or stating those claimed by Tenant; (6) the amount of advanced rental, if any (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid; (8) the amount of security deposited with Landlord (or none if such is the case); (9) that Tenant has no options or rights of first refusal to purchase the Building or any part of the premises of which it is a part; (10) that no actions are pending against the Tenant under the bankruptcy laws of the United States or any state thereof; (11) that Tenant has not sublet the leased premises and has not assigned any of its rights under the Lease and, if not, to state relevant information; (12) to the best of Tenant's knowledge, the use, maintenance or operation of the leased premises complies with all environmental laws. Such declaration shall be executed and delivered by Tenant from time to time as may be requested by Landlord. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon the same.

          40.  Captions and Headings.  The captions and headings used in this
               ---------------------
Lease are for convenience and reference only, and in no way shall be used to construe or modify the provisions set forth in this Lease.

          41.  Holding Over.  Any holding over after the expiration of this term
               ------------
or any renewal term without Landlord's consent shall be construed to be a tenancy from month-to-month at one and one-half times the rent herein specified (150%), prorated on a monthly basis and shall otherwise be on the terms herein specified so far as applicable.

          42.  Waiver of Jury Trial.  Each of the parties hereto hereby waive
               --------------------
trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the leased premises, and any other statutory remedy.

          43.  Connecticut Law.  This Lease  shall be construed in accordance
               ---------------
with the laws of the State of Connecticut.

          44.  Binding Effect.  The successors and permitted assigns of the
               --------------
parties hereto shall be bound by the terms and conditions of this Lease.

IN WITNESS WHEREOF, the parties have caused these premises to be duly signed and executed the day and date first above written.


                                         TENANT:
                                         CURAGEN CORPORATION



                                         By: /s/ David Wurzer
                                             ---------------------------
                                             David Wurzer
                                             Its EVP & CFO

                                         LANDLORD:
                                         T.K.J. ASSOCIATES, L.L.C.


                                         By: /s/ M. Joseph Canavan
                                             ---------------------------
                                             Its Member

STATE OF CONNECTICUT  )
                      ) ss:
COUNTY OF NEW HAVEN   )

     The foregoing instrument was acknowledged before me on May 29, 1998 by David Wurzer, EVP & CFO of CURAGEN CORPORATION, a Delaware corporation, on behalf of the corporation.

                                    /s/ Jannine M. Malicki
                                    --------------------------------------------
                                    Commissioner of the Superior Court
                                    Notary Public
                                    My Commission Expires: April 30, 2002


STATE OF CONNECTICUT  )
                      ) ss:
COUNTY OF NEW HAVEN   )

     The foregoing instrument was acknowledged before me on May 29, 1998 by M. Joseph Canavan, Member of T.K.J. ASSOCIATES, L.L.C., a Connecticut limited liability company, on behalf of the company.

                                      /s/ Karen DiNicola
                                      ----------------------------------
                                      Commissioner of the Superior Court
                                      Notary Public
                                      My Commission Expires: November 30, 1999